UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2004

SEGMENTZ, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-49606	03-0450326
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

18302 Highwoods Preserve Parkway, Suite 100, Tampa, FL 33647

(Address of principal executive offices – zip code)

(813) 989-2232

(Registrant’s telephone number, including area code)

Not applicable

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On November 22, 2004, Segmentz acquired certain assets and assumed certain liabilities of Temple Trucking, Inc., a privately owned provider of third party logistics services. Since June 1, 2004, Segmentz Inc. has been working with Temple Trucking Inc. through an agency agreement.

The purchase price of Temple Trucking Inc. included the issuance of 295,000 common shares of restricted common stock of Segmentz Inc. and the assumption of $820,000 of debt owed to Segmentz, Inc. The consideration also includes an earn-out provision under which Segmentz could be required to pay up to an additional $500,000 in cash or restricted common stock to the former owner of Temple Trucking Inc. over the following 3 years, depending on the performance of Temple Trucking, Inc.

The effective date of the closing is October 1, 2004.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial Statements of Business Acquired

The Acquired Company is not significant as defined in the SEC Regulations and therefore Financial Statements are not required.

(b) Pro Forma Financial Information

The Acquired Company is not significant as defined in the SEC Regulations and therefore Pro Forma Financial Statements are not required.

(c) Exhibits

10.1	Stock Purchase Agreement

99.1	Paul Temple Employment Agreement

99.2	Press Release on November 29, 2004

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEGMENTZ, INC.

By:	/s/ Andrew J. Norstrud
Name:	Andrew J. Norstrud
Title:	Chief Financial Officer

Date: November 29, 2004